Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
300 SOUTH GRAND AVENUE LOS ANGELES, CALIFORNIA 90071-3144 —— TEL: (213) 687-5000 FAX: (213) 687-5600 www.skadden.com	FIRM/AFFILIATE

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December 4, 2009

Solo Cup Company
Solo Cup Operating Corporation
150 S. Saunders Road, Suite 150
Lake Forest, Illinois 60045

Re: Registration Statement on Form S-4 of Solo Cup Company, Solo Cup Operating Corporation and the Entities Listed on Schedules I and II hereto

Ladies and Gentlemen:

We have acted as special counsel to Solo Cup Company, a Delaware corporation, and Solo Cup Operating Corporation, a Delaware corporation, (collectively, the “Issuers”), in connection with the public offering of up to $300,000,000 aggregate principal amount of the Issuers’ 10.5% Senior Secured Notes due 2013 (the “Exchange Notes”) and related guarantees by the Note Guarantors (as defined below) (the “Guarantees”). The Exchange Notes and the Guarantees are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Issuers’ issued and outstanding 10.5% Senior Secured Notes due 2013 (the “Original Notes”) under the Indenture, dated as of July 2, 2009 (the “Indenture”), among the Issuers, the entities listed on Schedule I hereto (collectively, the “U.S. Guarantors”), the entities listed on Schedule II hereto (collectively, the “UK Guarantors” and, together with the U.S. Guarantors, the “Note Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of July 2, 2009 (the

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Solo Cup Operating Corporation

December 4, 2009

“Registration Rights Agreement”), by and among the Issuers, the Note Guarantors, Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets, LLC.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following: (a) the registration statement on Form S-4 of the Issuers and the Guarantors relating to the Exchange Notes and the Guarantees filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on the date hereof (such registration statement being hereinafter referred to as the “Registration Statement”); (b) an executed copy of the Indenture; (c) an executed copy of the Registration Rights Agreement; (d) the certificate of incorporation, articles of incorporation, certificate of formation or certificate of trust, as applicable, of each of the Issuers and the U.S. Guarantors; (e) the by-laws, limited liability company agreement or trust agreement, as applicable, of each of the Issuers and U.S. Guarantors; (f) certain resolutions adopted by the board of directors, sole manager, sole member or sole beneficial owner, as applicable, of each of the Issuers and U.S. Guarantors relating to the Indenture, the Exchange Offer, the issuance of the Exchange Notes and the Guarantees and related matters; (g) the form of Exchange Notes included in the Indenture; and (h) the form of the Guarantees.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and the U.S. Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuers, the U.S. Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Issuers and the U.S. Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite

Solo Cup Company

Solo Cup Operating Corporation

December 4, 2009

action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinions below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuers, the U.S. Guarantors and others and of public officials.

We do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), the Delaware Statutory Trust Act (the “DSTA”) and the Illinois Business Corporation Act (the “IBCA”) and those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) in rendering the opinions set forth below, we have assumed that the Trustee’s certificate of authentication of the Exchange Notes will have been manually signed by one of the Trustee’s authorized officers and that the Exchange Notes conform to the form thereof examined by us;

(b) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Indenture (other than with respect to the Issuers and the Note Guarantors to the extent necessary to render the opinions set forth herein) with any state, federal or

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Solo Cup Operating Corporation

December 4, 2009

other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Issuers and the Note Guarantors to the extent necessary to render the opinions set forth herein);

(c) we have assumed that the execution and delivery by the Issuers and the Note Guarantors of the Indenture, and the performance by the Issuers and the Note Guarantors of their obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Issuers or the Note Guarantors or any of their properties is subject, (ii) any law, rule, or regulation to which the Issuers or the Note Guarantors or any of their properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;

(d) the validity or enforcement of any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(e) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1) when the Registration Statement, as finally amended, has become effective under the Securities Act, the Indenture has been qualified under the Trust Indenture Act of 1939 and the Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Original Notes and the guarantees of the Original Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms.

(2) when (A) the Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Original Notes and (B) the

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Solo Cup Operating Corporation

December 4, 2009

guarantees of the Original Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer and the Guarantees have been duly executed and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Guarantee of each Note Guarantor will constitute valid and binding obligations of each Note Guarantor, enforceable against such Note Guarantor in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom

SCHEDULE I

U.S. GUARANTORS

Guarantor	Jurisdiction of Organization
SF Holding Group, Inc.	Delaware
Lily-Canada Holding Corporation	Delaware
Solo Manufacturing LLC	Delaware
Solo Cup Owings Mills Holdings	Delaware
P. R. SOLO CUP, INC.	Illinois

SCHEDULE II

UK GUARANTORS

Guarantor	Jurisdiction of Organization
Solo Cup (UK) Limited	England and Wales
Insulpak Holdings Limited	England and Wales
Solo Cup Europe Limited	England and Wales